Exhibit 10.42

NON-EMPLOYEE DIRECTOR

GCT SEMICONDUCTOR, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Corporation has implemented an automatic award program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special awards of restricted stock units at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B. Participant is a member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic award of restricted stock units under the Plan.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix A, as applicable.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units.    The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on (or within a limited designated period following) the date that unit vests in accordance with the express provisions of this Agreement. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	<Award Date>

Number of Shares Subject to Award:	<# of Shares Awarded> shares of Common Stock (the “Shares”)

Vesting Schedule:

Participant shall vest in a series of three (3) successive equal annual installments on each of the first three (3) one-year anniversaries of the Award Date upon the Participant’s continuation in Service through each such vesting date. The Shares shall also be subject to accelerated vesting, in whole or in part, in accordance with the provisions of Paragraph 3 and Paragraph 5 of this Agreement. In no event shall any Shares vest after the date of Participant’s termination of Board service.

Issuance Schedule:

Each Share in which the Participant vests in accordance with the terms of this Agreement shall be issued on the applicable vesting date for that Share or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”). The Shares which vest pursuant to Paragraph 5 of this Agreement shall be issued in accordance with the provisions of such Paragraph.

2. Limited Transferability.    Prior to actual receipt of the Shares which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3. Cessation of Service.    The Shares subject to this Award shall immediately vest in full upon Participant’s cessation of Board service by reason of death or Permanent Disability. Should the Participant cease to serve as a Board member for any other reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4. Stockholder Rights and Dividend Equivalents.

(a) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to this Award until the Participant becomes the record holder of those Shares upon their actual issuance.

(b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary, payable in cash or other property (other than shares of Common Stock) be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had they been issued and outstanding and entitled to that dividend or distribution. As the Shares subsequently vest hereunder, the phantom dividend equivalents so credited to those Shares in the book account shall also vest, and those vested dividend equivalents shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Plan Administrator deems appropriate in its sole discretion)

concurrently with the issuance of the vested Shares to which those phantom dividend equivalents relate. In no event shall any such phantom dividend equivalents vest or become distributable unless the Shares to which they relate vest in accordance with the terms of this Agreement.

5. Change in Control.    The Shares subject to this Award shall vest in full upon Participant’s continuation in Board service until immediately prior to the effective date of any Change in Control transaction. The vested Shares will be issued immediately upon such effective date or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date. Alternatively, the Participant’s right to the Shares may, pursuant to the terms of the Change in Control transaction, be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control and distributed at the same time as such shareholder payments, but such distribution to Participant shall in all events be completed no later than the later of (i) the close of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) of the third (3rd) calendar month following the effective date of that Change in Control.

6. Adjustment in Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and in making such equitable and proportional adjustments, the Plan Administrator shall take into account any amounts to be credited to Participant’s book account under Paragraph 4(b) in connection with the transaction. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the provisions of Paragraph 5 shall be controlling.

7. Issuance of Shares of Common Stock.

(a) On each applicable Issuance Date for the Shares which vest in accordance with the provisions of this Agreement, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the vested shares of Common Stock to be issued on such date and shall concurrently distribute to the Participant any accrued phantom dividend equivalents with respect to those vested Shares.

(b) Except as otherwise provided in Paragraph 5, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. No fractional share of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Common Stock.

8. Compliance with Laws and Regulations.    The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of each Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

9. Notices.    Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation’s records or delivered electronically to Participant through the Corporation’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10. Successors and Assigns.    Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

11. Construction.    This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12. Governing Law.    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

13. No Impairment of Rights.    Nothing in this Agreement shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Participant from the Board at any time in accordance with the provisions of applicable law.

14. Code Section 409A.    It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GCT SEMICONDUCTOR, INC.

By: Dr. Kyeongho Lee

Title: President and Chief Executive Officer

PARTICIPANT

Name: <Participant Name>

Signature: <Signed Electronically>

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B. Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of this Agreement.

C. Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D. Board shall mean the Corporation’s Board of Directors.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

(ii) the closing of a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such

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transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders,

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean shares of the Corporation’s common stock.

H. Corporation shall mean GCT Semiconductor, Inc., a Delaware corporation, and any successor entity to all or substantially all of the assets or voting stock of GCT Semiconductor, Inc. which shall by appropriate action adopt the Plan.

I. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

J. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

K. Permanent Disability shall mean the inability of Participant to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

L. Plan shall mean the Corporation’s 2011 Incentive Compensation Plan, as amended and restated from time to time.

M. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

N. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

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